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                                                                    EXHIBIT 23.1

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of OM Group, Inc. for the registration of 3,000,000 shares of its common stock and to (a) the use of our report dated January 30, 1997, with respect to the consolidated financial statements of OM Group, Inc.; and (b) the incorporation by reference of our report dated March 7, 1997, with respect to the financial statements of SCM Metal Products, Inc. included in its Current Report on Form 8-K/A dated March 21, 1997, both filed with the Securities and Exchange Commission.

                                          /s/  ERNST & YOUNG LLP

Cleveland, Ohio
March 21, 1997